Exhibit 99.1

FOR IMMEDIATE RELEASE

FNCB President Tokach
Announces Retirement, Champi Named Successor

Dunmore, PA, May 18, 2016/Globe Newswire/-First National Community Bancorp, Inc., (OTCQX:FNCB) (the “Company”), the parent company of Dunmore-based First National Community Bank (the “Bank”) collectively (“FNCB”), today announced that Steven R. Tokach, President and Chief Executive Officer and a member of the Board of Directors will retire on June 30, 2016 after a 48-year career in the banking industry.

When Mr. Tokach joined FNCB in November 2011, FNCB was facing significant regulatory and financial challenges. Under his leadership, the Bank was fully released from the Consent Order entered into with the Office of the Comptroller of the Currency; the Company was fully released from the Written Agreement entered into with the Federal Reserve Bank of Philadelphia; the Company’s stock initiated trading on the OTCQX marketplace; the Company reported four consecutive years of profitability including record earnings in 2015; quarterly dividends for shareholders resumed; and book value per share increased 115%.

“I want to express the Board’s appreciation for Steve’s leadership over the last four and one-half years,” said Dominick L. DeNaples, Chairman of the Board. “Steve shared our commitment to restore the confidence of shareholders, customers, regulators, employees and the communities we serve. Under his leadership and guidance, FNCB is now well positioned for continued success as an independent community bank. The entire FNCB team wishes Steve a happy, healthy and well-deserved retirement.”

The Board has appointed Gerard A. Champi, Chief Operating Officer, to be the new President/CEO of the Company and the Bank, effective July 1, 2016. Jerry will also become a Director of both the Company and Bank and will replace Steven Tokach as a Class A Director for the Company with a term expiring in 2017. Champi joined the Bank in 1991 and has over 30 years banking experience. He is a 1982 graduate of the Pennsylvania State University where he received a Bachelor of Science Degree in Accounting. He received his MBA in Finance and Accounting from Wilkes University in 1989.

“On behalf of the entire Board of Directors, I want to congratulate Jerry on his new position and to express the Board’s confidence that he will lead FNCB to even greater success,” added DeNaples. “As a highly respected leader in our Company, our community and our industry, Jerry is a perfect choice to lead the best banking team in Northeastern Pennsylvania.”

About First National Community Bancorp, Inc.
First National Community Bancorp, Inc. is the bank holding company of First National Community Bank, which provides personal, small business and commercial banking services to individuals and businesses throughout Northeastern Pennsylvania through its 19 branch offices. The institution was established as a National Banking Association in 1910 as The First National Bank of Dunmore, and has been operating under its current name since 1988. For more information about FNCB, visit www.fncb.com.

INVESTOR CONTACT:

James M. Bone, Jr., CPA

Executive Vice President and

Chief Financial Officer

First National Community Bank

(570) 348-6419
james.bone@fncb.com

The Company may from time to time make written or oral “forward-looking statements,” including statements contained in our filings with the Securities and Exchange Commission (“SEC”), in its reports to shareholders, and in other communications, which are made in good faith by us pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties, and are subject to change based on various factors (some of which are beyond our control). The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan” and similar expressions are intended to identify forward-looking statements. The following factors, among others, could cause the Company’s financial performance to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in our markets; the effects of, and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market and monetary fluctuations; the timely development of and acceptance of new products and services; the ability of the Company to compete with other institutions for business; the composition and concentrations of the Company’s lending risk and the adequacy of the Company’s reserves to manage those risks; the valuation of the Company’s investment securities; the ability of the Company to pay dividends or repurchase common shares; the ability of the Company to retain key personnel; the impact of any pending or threatened litigation against the Company; the marketability of shares of the Company and fluctuations in the value of the Company’s share price; the effectiveness of the Company’s system of internal controls; the ability of the Company to attract additional capital investment; the impact of changes in financial services’ laws and regulations (including laws concerning capital adequacy, taxes, banking, securities and insurance); the impact of technological changes and security risks upon our information technology systems; changes in consumer spending and saving habits; the nature, extent, and timing of governmental actions and reforms, and the success of the Company at managing the risks involved in the foregoing and other risks and uncertainties, including those detailed in the Company’s filings with the SEC.

The Company cautions that the foregoing list of important factors is not all inclusive. Readers are also cautioned not to place undue reliance on any forward-looking statements, which reflect management’s analysis only as of the date of this report, even if subsequently made available by the Company on its website or otherwise. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company to reflect events or circumstances occurring after the date of this report.

Readers should carefully review the risk factors described in the Annual Report and other documents that the Company periodically files with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2015.